SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                                  May 14, 2001
               --------------------------------------------------
               (Date of Report - Date of earliest event reported)





                             KERR-McGEE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     1-3939                    73-0311467
------------------------    ------------------------       -------------------
(State of Incorporation)    (Commission File Number)         (IRS Employer
                                                           Identification No.)



                Kerr-McGee Center
             Oklahoma City, Oklahoma                       73102
    ----------------------------------------            ----------
    (Address of principal executive offices)            (Zip Code)



                                 (405) 270-1313
                         -------------------------------
                         (Registrant's telephone number)



Item 5.   Other Events
             On May 14, 2001, Kerr-McGee Corporation issued a press release announcing that it has signed a definitive agreement with HS Resources, Inc. (NYSE: HSE) to acquire all of the outstanding shares of HS Resources in a transaction valued at $1.7 billion, including the assumption of approximately $450 million of debt. The agreement, unanimously approved by boards of directors of both companies, provides that Kerr-McGee will pay $66 for each share of HS Resources' common stock. The payment consists of 70% cash and 30% Kerr-McGee common stock that will be issued at a fixed exchange ratio of .9404 share for each share of HS Resources' common stock.
             Luke R. Corbett, Kerr-McGee chairman and chief executive officer and Nicholas J. Sutton, HS Resources chairman and chief executive officer, will host a conference call to discuss this transaction on May 14, 2001, at 3:30 p.m. Eastern Daylight Time. Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-346-7489. The press release is attached hereto as an exhibit and is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c) Exhibits

          99.1 Press Release dated May 14, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KERR-MCGEE CORPORATION


                                         By:  (Deborah A. Kitchens)
                                              -----------------------------
                                              Deborah A. Kitchens
                                              Vice President and Controller

Dated: May 14, 2001